Exhibit 4.2
Execution Version
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of April 8, 2008, by and between Origen Financial, Inc., a Delaware corporation (the “Company”), and the William M. Davidson Trust u/a/d 12/13/04, (the “Holder”).
     This Agreement is made in connection with the Warrant (together, the “Transaction Documents”). In order to induce the Holder to enter into the Transaction Documents, the Company has agreed to provide the registration rights provided for in this Agreement to the Holder. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Transaction Documents.
     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” As defined in the Warrant.
     “Agreement” As defined in the Preamble.
     “Business Day” As defined in the Warrant.
     “Commission” The Securities and Exchange Commission.
     “Common Shares” Shares of the common stock of the Company, par value $.01 per share.
     “Company” As defined in the Preamble.
     “Company Indemnified Parties” As defined in Section 8(b) hereof.
     “Damages” As defined in Section 8(a)(i) hereof.
     “End of Suspension Notice” As defined in Section 7(b) hereof.
     “Exchange Act” The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.
     “Holder” As defined in the Preamble.
     “Holder Indemnified Parties” As defined in Section 8(a) hereof.

     “Indemnified Party” Any one of the Holder Indemnified Parties and the Company Indemnified Parties.
     “Material Transaction” Any material transaction in which the Company proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation or any other transaction that would require disclosure pursuant to the Securities Act or Exchange Act, and with respect to which the Company’s Board of Directors has reasonably determined in good faith that compliance with this Agreement would require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.
     “NASD” National Association of Securities Dealers, Inc.
     “Person” An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.
     “Prospectus” The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.
     “Register,” “Registered” and “Registration” Such terms shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.
     “Registrable Shares” Each of the Shares, upon original issuance thereof, until (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it is distributed to the public pursuant to Rule 144 or is saleable pursuant to Rule 144 during any three month period, or (iii) the date on which it is otherwise saleable, without restriction, pursuant to an available exemption from registration under the Securities Act.
     “Registration Expenses” Any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all Commission, stock exchange, NASD registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD), (iii) all expenses of printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Shares on any securities exchange or The Nasdaq Stock Market pursuant to Section 5(l) hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance) of the Company, (vi) any fees and disbursements customarily paid by issuers or sellers of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement) and (vii) any reasonable fees and expenses of counsel to the Holder; provided, however, that Registration Expenses shall exclude brokers’ commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by the Holder.
     “Registration Statement” Any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.
     “Rule 144” Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     “Rule 158” Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     “Rule 424” Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.
     “Securities Act” The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.
     “Shares” The Common Shares issued upon exercise of the Warrant and such other unregistered Common Shares owned directly or indirectly by the Holder or any of the Holder’s Affiliates.
     “Suspension Event” As defined in Section 7(b) hereof.
     “Suspension Notice” As defined in Section 7(b) hereof.
     “Transaction Documents” As defined in the Recital.
     “Underwritten Offering” A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

     “Warrant” The Stock Purchase Warrant of even date herewith issued by the Company to the Holder.
     2. Demand Registration.
     (a) At any time following the execution of this Agreement and the exercise of the Warrant, the Holder may, by written notice to the Company, request that the Company Register under the Securities Act all or any portion of the Registrable Shares held by the Holder for sale in the manner specified in such notice; provided, however, that the Company shall not be obligated to Register any Registrable Shares pursuant to such request: (i) subject to Section 3 below, during the period beginning thirty (30) days prior to the filing, and ending on a date ninety (90) days following the effective date, of a Registration Statement filed by the Company relating to an Underwritten Offering only of the Company’s capital stock (other than a Registration Statement for the Company’s capital stock which does not give rise to incidental registration rights pursuant to Section 3 below); or (ii) if the Company provides a certificate of its Chief Executive Officer stating that a Material Transaction exists at the time of the request, in which event no such Registration Statement need be filed until the earlier of the lapse of sixty (60) days from the issuance of such certificate or the date on which such Material Transaction no longer exists; provided, however, that the Company may not exercise its right under this clause (ii) more than twice in any twelve (12)-month period. The Company shall be obligated to Register Registrable Shares under this Section 2 on one (1) occasion.
     (b) The Company shall be entitled to include in any Registration Statement referred to in this Section 2 for which the method of distribution is an Underwritten Offering, for sale in accordance with the method of disposition specified by the Holder, Common Shares to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an Underwritten Offering), such inclusion would adversely affect the marketing of the Registrable Shares to be sold. Except with respect to Registration Statements on Form S-8 (or any successor form), the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from the Holder pursuant to this Section 2 until the completion of the period of distribution of the Registration contemplated thereby.
     3. Incidental Registration; Form S-3 Registration. If the Company, at any time following the exercise of the Warrant (other than pursuant to Section 2 above), proposes to Register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8, Form S-4 or another form not available for registering Registrable Stock for sale to the public), each such time it will give written notice to the Holder of its intention to do so. Upon the written request of the Holder, given within Twenty (20) days after the date of any such notice, to Register any of its Registrable Shares (which request shall state the intended method of disposition thereof), the Company will cause the Registrable Shares as to which Registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Shares so Registered. The Company may withdraw any such Registration Statement before it becomes effective or postpone the offering of securities contemplated by such Registration Statement without any obligation to the Holder. In the event that any registration pursuant to this Section 3 shall be an Underwritten Offering of Common Stock, the Registrable Shares of the Holder to be included in the registration pursuant to this Section 3 will be included in the underwriting on the same terms and conditions as the Common Shares otherwise being sold through underwriters under such Registration. The number Registrable Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company. If any Common Shares are to be included in such underwriting for the account of any Person other than the Holder, the number of Common Shares to be included by any such Person and the Registrable Shares of the Holder shall be reduced proportionately. Notwithstanding anything to the contrary contained in this Section 3, in the event that there is an Underwritten Offering of securities of the Company pursuant to a Registration covering Registrable Shares and the Holder does not elect to sell its Registrable Shares to the underwriters in connection with such offering, the Holder shall refrain from selling such Registrable Shares not registered pursuant to this Section 3 during the period of distribution of the Company’s securities by such underwriters and the period in which the underwriting syndicate participates in the market; provided, however, that the Holder shall, in any event, be entitled to sell its Registrable Shares commencing on the 120th day after the effective date of such Registration Statement. Any Registration under this Section 3 will not be counted as a registration under Section 2 above.
     4. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to:
     (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times while the Company is subject to the reporting requirements of the Exchange Act;
     (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times that it is subject to such reporting requirements); and
     (c) So long as the Holder owns any Registrable Shares, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act (at all times that it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration (at all times that the Company is subject to the reporting requirements of the Exchange Act).

     5. Registration Procedures. In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:
     (a) prepare and file with the Commission, as specified in this Agreement, a Registration Statement, that complies as to form in all material respects with the requirements of the applicable form and includes all financial statements required by the Commission to be filed therewith;
     (b) subject to Section 5(i) hereof, prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period, cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Holder;
     (c) furnish to the Holder, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents to the use in compliance with applicable law of any such Prospectus, including each preliminary Prospectus, by the Holder, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;
     (d) use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by the Holder;
     (e) notify the Holder promptly and, if requested, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iii) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of the Holder, promptly to furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (f) upon request by the Holder, furnish to the Holder copies of any request by the Commission or any state securities authority of amendments or supplements to a Registration Statement and Prospectus or for additional information;
     (g) use commercially reasonable efforts to avoid the issuance of, or if issued to obtain the withdrawal of, any enjoining order suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest possible moment;
     (h) upon request, furnish to the Holder, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
     (i) upon the occurrence of any event contemplated by Section 5(e)(iii) hereof, use commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (j) if requested by the representative underwriters, if any, or the Holder, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the representative of the underwriters, if any, or the Holder as they may reasonably request be included therein, and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 5 that would, in the opinion of counsel for the Company, violate applicable law;
     (k) make available for inspection by representatives of the Holder and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountant retained by such Holder or underwriters, during normal business hours and upon reasonable notice, all financial and other records, corporate documents and properties of the Company reasonably related to the Registration Statement and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, the special counsel or accountants in connection with and reasonably related to the Registration Statement; provided, however, that all such records, documents or information provided by the Company that have not been made generally available to the public shall be held and treated as confidential by such representatives, representative of the underwriters, special counsel or accountants and shall not be disclosed to any other person unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, or (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction;
     (l) use commercially reasonably efforts to list all Registrable Shares on each securities exchange or quotation system on which the Common Shares are then listed or are contemplated to be listed in such Registration;
     (m) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;
     (n) provide and cause to be maintained a transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and
     (o) in connection with any sale or transfer of Registrable Shares that will result in such securities no longer being Registrable Shares, cooperate with the Holder and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or Holder may request at least two Business Days prior to any sale of such Registrable Shares.
     6. Certain Covenants of the Holder.
     (a) The Holder acknowledges that the Company may require the Holder, as a condition to the Company’s obligations pursuant to Sections 2, 3 and 5 hereof, to furnish to the Company such information regarding itself, the securities of the Company held by it and the proposed method of distribution by the Holder; and the Holder agrees to provide such information as the Company may from time to time reasonably request in writing or as shall be required to effect the Registration of their Registrable Shares. The Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by the Holder not misleading.
     (b) The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e)(iii) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until the Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, the Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in the Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.
     7. Suspension Period.
     (a) Following the effectiveness of a Registration Statement (and the filings with any state securities commissions), the Company may direct the Holder to suspend sales of the Registrable Shares for such times as the Company deems necessary or advisable, including for up to sixty (60) days in any twelve (12) month period in the case of pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (i) that would require additional disclosure of material information by the Company in the Registration Statement (or such state filings), (ii) as to which the Company has a bona fide business purpose for preserving confidentiality, or (iii) that renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such state filings) to become effective, or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable.
     (b) In the case of an event that causes the Company to suspend sales by Holders pursuant to an effective Registration Statement (a “Suspension Event”), the Company may give notice (a “Suspension Notice”) to the Holder to suspend sales of the Registrable Shares so that the Company may correct or update the Registration Statement (or such state filings); provided, however, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. The Holder shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such state filings) at any time after it has received a Suspension Notice from the Company. If so directed by the Company, the Holder will deliver to the Company all copies of the Prospectus covering the Registrable Shares held by it at the time of receipt of the Suspension Notice. The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such state filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company promptly following the conclusion of any Suspension Event.

     8. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold harmless Holder and respective officers, managers, partners, employees, representatives and agents of the Holder (including any underwriter or placement agent acting on behalf of Holder) (the “Holder Indemnified Parties”), as follows:
     (i) from and against any and all loss, claim, liability, damage and expense whatsoever (collectively, “Damages”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Shares were registered under the Securities Act including all documents incorporated therein by reference, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) from and against any and all Damages, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld);
     (iii) from and against any and all expenses whatsoever (including reasonable fees and disbursements of counsel), as incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; and
     (iv) provided that such indemnity pursuant to this Section 8(a) shall not apply to the Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).
     (b) The Holder agrees to indemnify and hold harmless the Company, each of its directors and officers (including each officer of the Company who signed the Registration Statement) and any underwriter (the “Company Indemnified Parties”)

against any and all Damages described in the indemnity contained in Section 8(a) hereof (provided, however, that any settlement described in Section 8(a)(ii) hereof is effected with the written consent of the Holder, which consent shall not be unreasonably withheld), as incurred, but only with respect to such untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto). If the Registrable Shares are registered in an Underwritten Offering, the Holder shall be required to agree to such indemnification provisions as may be required by the underwriter in connection with such Underwritten Offering.
     (c) Each Indemnified Party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability that it may have under this Agreement except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the Indemnified Party or parties in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that if such Indemnified Party or parties reasonably determines that a conflict of interest exists where it is advisable for such Indemnified Party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the Indemnified Party or parties shall be entitled to one separate counsel at the indemnifying party’s expense. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party’s counsel shall be entitled to conduct such indemnifying party’s defense, and counsel for the Indemnified Party or parties shall be entitled to conduct the defense of such Indemnified Party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the Indemnified Party or parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into a settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses for counsel for the Indemnified Parties incurred thereafter in connection with such action or proceeding.
     (d) The obligations of the Company and the Holder under this Section 8 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement and otherwise.
     9. Termination of the Company’s Obligations. The Company shall have no obligations pursuant to this Agreement with respect to any Shares proposed to be sold by the Holder in a Registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Shares proposed to be sold by the Holder are no longer Registrable Shares.
     10. Subsequent Registration Rights. After the date of this Agreement, the Company may, without the prior written consent of the Holder, enter into an agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include, on a pari passu basis, such securities in any registration filed pursuant to this Agreement or that includes for registration Registrable Shares, and such holder or prospective holder may include, on a pari passu basis, such securities in any such registration, which may reduce proportionately the amount of the Registrable Shares of the Holder that is included therein.
     11. [Intentionally Omitted]
     12. Waiver and Amendment. No provision of this Agreement may be waived, amended or modified except pursuant to an agreement in writing entered into by the Company and the Holder.
     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Holder, and their respective successors and assigns, provided, however, that (a) the Company may assign its rights or obligations hereunder to any successor to the Company’s business or with the prior written consent of the Holder, and (b) the Holder may assign its rights under this Agreement to any transferee of its Shares provided such transferee agrees to be bound by all of the obligations of the transferring Holder under this Agreement.
     14. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing, and shall be deemed to be given or delivered when actually received by the party to whom directed, or, if earlier and regardless of whether actually received, on the third day after deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the party to whom directed at its address set forth below or at such other address as such party may have previously specified by notice actually received by the other party, or by fax transmission with a confirmation of receipt generated by the sender’s facsimile machine:

If to the Company:	Origen Financial L.L.C.
27777 Franklin Road
Suite 1700
Southfield, Michigan 48034
Attention: Ronald A. Klein
Fax No.: (248) 746-7094

With a copy to:	Jaffe, Raitt, Heuer & Weiss, PC
27777 Franklin Road
Suite 2500
Southfield, Michigan 48034
Attention: Peter Sugar
Fax. No.: (248) 351-3082

If to the Holder:	William M. Davidson Trust u/a/d 12/13/04
2300 Harmon Road
Auburn Hills, Michigan 48326
Attention: Jonathan S. Aaron
Fax No.: (248) 340-2308
Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (a) when delivered by hand, if personally delivered, (b) one Business Day after being timely delivered to a next-day air courier, (c) five Business Days after being deposited in the mail, postage prepaid, if mailed, (d) when answered back, if telexed, or (e) when receipt is acknowledged by the recipient’s telecopier machine or otherwise, if telecopied.
     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan and the applicable laws of the United States of America.
     16. [Intentionally Omitted]
     17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
     18. Counterparts. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.
     19. Facsimile Documents, Electronic Documents and Signatures. For purposes of finalizing this Agreement, if this document or any document executed in connection with it is transmitted by facsimile or other electronic transmission, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine or other electronic communication shall be considered for all purposes as an original signature. Any such faxed document or electronic document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document or electronic document shall be re-executed by each signatory party in an original form.

     20. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the terms of this Agreement. All references made in this Agreement to “Section” refer to such Section of this Agreement, unless expressly stated otherwise.
     21. Acknowledgement. The Holder acknowledges and agrees that: (i) it has been advised and understands that a conflict exists between its interest and the interest of the Company; (ii) it has been advised to seek the advice of independent counsel; and (iii) it has obtained the advice of independent counsel or decided not to engage independent counsel.
     22. Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. The Holder shall pay all broker’s commissions and transfer taxes, if any, related to the sale or disposition of such Holder’s Registrable Shares pursuant to any Registration Statement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

ORIGEN FINANCIAL, INC.

By:	/s/ Ronald A. Klein

Name: Ronald Klein Title: Chief Executive Officer

HOLDER:

WILLIAM M. DAVIDSON TRUST U/A/D 12/13/04

By:	/s/ William M. Davidson

Name: William M. Davidson
Title:	Trustee
Signature Page to Registration Rights Agreement